CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated December 21, 1999, relating to the financial statements and financial highlights of Prudential World Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York
February 2, 2000